UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 25, 2009

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	000-50111	45-0423511
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

One Pasta Avenue

Carrington, North Dakota 58421

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

On November 25, 2009, Dakota Growers Pasta Company, Inc. (the “Company”) issued a press release announcing that the Company’s board of directors has authorized the payment of non-periodic dividends of $0.62 per share on its Common Stock, $0.62 per share on its Series F Convertible Preferred Stock and $0.01 per share on its Series D Delivery Preferred Stock, payable on January 5, 2010 to shareholders of record as of December 4, 2009.  The press release is attached as Exhibit 99.1 to this report.  The Company cannot assure that future earnings, capital requirements or investment opportunities will enable the Company to establish a periodic dividend policy or pay dividends on Common Stock, Series F Convertible Preferred Stock or Series D Delivery Preferred Stock in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements based on assumptions by the management of Dakota Growers Pasta Company, Inc. as of the date of this report, including assumptions about risks and uncertainties faced by Dakota Growers Pasta Company, Inc.  The words “believe,” “expect,” “anticipate,” “intend,” “will” and similar verbs or expressions are intended to identify such forward-looking statements.  If management’s assumptions prove incorrect or should unanticipated circumstances arise, Dakota Growers Pasta Company, Inc.’s actual results could differ materially from those anticipated. Such differences could be caused by a number of factors or combination of factors, including factors which are beyond the control of the Company.   Readers are strongly urged to consider such factors when evaluating any forward-looking statement and not to put undue reliance on any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

99.1   Press Release dated November 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

	By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

November 25, 2009